Exhibit 99.1

JoS. A. Bank Clothiers Announces Conference Call on Thursday, June 2, 2011 to Discuss First Quarter of Fiscal Year 2011 Results

HAMPSTEAD, Md.--(BUSINESS WIRE)--May 31, 2011--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: "JOSB") announces today that a conference call to discuss its results for the first quarter of fiscal year 2011 will be held on Thursday, June 2, 2011 at 11:00 a.m. Eastern Time (ET).

To join in the call please dial (USA) 800-288-8961 or (International) 612-288-0329 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available after 1:00 p.m. ET on June 2, 2011 until June 9, 2011 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 205966. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com (select “Company Information” and “Investor Relations”).

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation’s leading designers, manufacturers and retailers of men’s classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 520 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol “JOSB.”

Our statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecasted due to a variety of factors outside of our control that can affect our operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of our growth strategy, including our ability to finance our expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended January 29, 2011. These cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. We do not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in our assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715

or Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq), or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com